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                                                                   EXHIBIT 23.3

                     [LETTERHEAD OF NOWALK & ASSOCIATES]




                        INDEPENDENT AUDITORS' CONSENT



      We consent to the use and incorporation by reference in this Registration Statement of Dycom Industries, Inc. on Form S-3 of our report dated July 23, 1997, appearing in the Annual Report on Form 10-K of Dycom Industries, Inc. for the year ended July 31, 1998, and to the reference to us under the headings "Summary Consolidated Financial Data" and "Experts" in the Prospectus, which is part of this Registration Statement.


Nowalk & Associates
Certified Public Accountants
Cranbury, NJ



September 28, 1998